Exhibit 24.1

CONSOL ENERGY INC.

REGISTRATION STATEMENT ON FORM S-3ASR

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James A. Brock, Miteshkumar B. Thakkar and Martha A. Wiegand, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more registration statements on Form S-3ASR relating to the registration of certain securities of CONSOL Energy Inc. (the “Corporation”), including equity and debt securities of the Corporation, and to file the same, with all amendments, supplements and exhibits thereto, including post-effective amendments or supplements, whether on Form S-3ASR or otherwise, and all other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, this Power of Attorney has been executed by the undersigned, in the capacities indicated, as of the 11th day of February, 2022.

Signature	Title

/s/ James A. Brock	President, Chief Executive Officer and Director
James A. Brock	(Principal Executive Officer)

/s/ Miteshkumar B. Thakkar	Chief Financial Officer
Miteshkumar B. Thakkar	(Principal Financial Officer)

/s/ John M. Rothka	Chief Accounting Officer & Controller
John M. Rothka	(Principal Accounting Officer)

/s/ William P. Powell	Chairman of the Board of Directors
William P. Powell

/s/ Sophie Bergeron	Director
Sophie Bergeron

/s/ John T. Mills	Director
John T. Mills

/s/ Joseph P. Platt	Director
Joseph P. Platt

/s/ Edwin S. Roberson	Director
Edwin S. Roberson